Exhibit 16.1

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Kyle L. Tingle, CPA, LLC

May 18, 2010

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by Sunnyside Acres Mobile Estates which was provided to us on May 14, 2010, which we understand will be filed with the Commission, pursuant to Item 4.01 of Form 8-K, as part of the Company’s Form 8-K report dated May __, 2010.  We agree with the statements concerning our Firm in such Form 8-K.  At this time, there are no accounting disagreements on the financial statements prepared by this firm and filed with the Securities and Exchange Commission.

Sincerely,

/s/ Kyle L. Tingle, CPA, LLC
 Kyle L. Tingle, CPA, LLC